Whirlpool Delivers Solid Q1; Initiating EMEA Strategic Review and Further Focusing Portfolio on High Growth and High Margin Businesses
•GAAP net earnings margin of 6.4% (down 170 basis points) and ongoing (non-GAAP) EBIT margin(2) of 9.4% (down 300 basis points), despite increased inflation of over $400 million
•Delivered GAAP and ongoing (non-GAAP) earnings per diluted share(1) of $5.33 and $5.31, respectively
•Robust sales growth compared to pre-pandemic levels with healthy underlying consumer demand
•The North America region delivered strong performance with EBIT(3) margins of 16.3% in a supply constrained environment, as cost-based price increases partially offset inflation
•Revised full-year 2022 guidance to $24.00 to $26.00 earnings per diluted share on a GAAP and ongoing basis(2), cash provided by operating activities of $1.95 billion and free cash flow(4) of $1.25 billion
•Increased share repurchase authorization by $2 billion and repurchased $533 million of shares in the quarter; Approximately $2.9 billion in remaining repurchase authorization
•Initiated strategic review of our EMEA business; such assessment expected to be concluded by Q3 2022
•Committed to accelerating the transformation of our portfolio with a focus on high growth and high margin businesses
•Strong balance sheet supports various strategic initiatives
BENTON HARBOR, Mich., April 25, 2022 - Whirlpool Corporation (NYSE: WHR), committed to being the best global kitchen and laundry company, in constant pursuit of improving life at home, today reported first quarter 2022 financial results.

"
We have delivered four consecutive years of all-time record results and we have a very strong balance sheet,” said Marc Bitzer, chairman and chief executive officer of Whirlpool Corporation. "Now we will accelerate the focus of our portfolio on high growth and high margin businesses, positioning our company for the future."
MARC BITZER

KEY RESULTS

First Quarter Results	2022	2021	Change
Net sales ($M)	$4,920	$5,358	$(438)	(8.2)%
Net sales excluding currency ($M)	$4,988	$5,358	$(370)	(6.9)%
GAAP net earnings available to Whirlpool ($M)	$313	$433	$(120)	(27.7)%
Ongoing EBIT(2) ($M)	$463	$664	$(201)	(30.3)%
GAAP earnings per diluted share	$5.33	$6.81	$(1.48)	(21.7)%
Ongoing earnings per diluted share(1)	$5.31	$7.20	$(1.89)	(26.3)%
CASH FLOW

First Quarter Free Cash Flow	2022	2021	Change
Cash provided by (used in) operating activities ($M)	$(328)	$182	$(510)
Free cash flow(4) ($M)	$(415)	$109	$(524)
QUARTERLY HIGHLIGHTS
•Robust net sales growth of 13.8% and organic net sales (non-GAAP) growth of 17.3% compared to 2020 levels, with strong underlying demand for Whirlpool products
•Go-to-market actions delivered 600 basis points of price/mix with positive contribution from every region across the globe
•Increased quarterly dividend by 25% to $1.75 per share, ten consecutive years of dividend increases

"
Our solid Q1 performance, including North America’s sustained strong margins of over 16%, continues to demonstrate we are a different Whirlpool,” said Jim Peters, chief financial officer of Whirlpool Corporation. “The fundamental strength of consumer demand trends remain intact and the disciplined execution of our go-to-market actions position us to deliver another strong year of performance in 2022.”
JIM PETERS

REGIONAL REVIEW

North America	Q1 2022	Q1 2021	Change	Change excluding currency impact
Net sales ($M)	$2,791	$3,044	(8.3)%	(8.3)%
EBIT(3) ($M)	$454	$607	(25.1)%	-
•Industry volumes down 4 percent year over year, up 24 percent compared to 2019
•EBIT margin(3) of 16.3 percent, compared to 19.9 percent in the same prior-year period, driven by inflation and operating inefficiencies partially offset by cost-based price increases

Europe, Middle East and Africa	Q1 2022	Q1 2021	Change	Change excluding currency impact
Net sales ($M)	$1,084	$1,171	(7.4)%	(0.5)%
EBIT(3) ($M)	$(27)	$21	nm	-
•Demand negatively impacted by war in Ukraine; Revenue decline, excluding currency, of 0.5 percent
•EBIT margin(3) of (2.5) percent, compared to 1.8 percent in the same prior-year period, impacted by inflation, partially offset by cost-based price increases and cost actions

Latin America	Q1 2022	Q1 2021	Change	Change excluding currency impact
Net sales ($M)	$760	$732	3.8%	0.8%
EBIT(3) ($M)	$54	$62	(12.9)%	-
•Revenue growth driven by cost-based price increases
•EBIT margin(3) of 7.1 percent, compared to 8.5 percent in the same prior-year period, impacted by inflation partially offset by top-line results

Asia	Q1 2022	Q1 2021	Change	Change excluding currency impact
Net sales ($M)	$285	$411	(30.7)%	(28.8)%
EBIT(3) ($M)	$14	$21	(36.6)%	-
•Top-line decline largely attributed to Whirlpool China divestiture(5)
•EBIT margin(3) of 4.8 percent, compared to 5.1 percent in the same prior-period year, impacted by inflation, partially offset by cost-based price increases

FULL-YEAR 2022 OUTLOOK
•Expect full-year 2022 net sales growth of 2 to 3 percent
•Reduced earnings per diluted share to $24.00 to $26.00 from $27.00 to $29.00 on a GAAP and ongoing basis
•Reduced cash provided by operating activities to $1.95 billion from $2.2 billion and free cash flow(4) to $1.25 billion from $1.5 billion
•GAAP and adjusted tax rate (non-GAAP) of 24 to 26 percent remain unchanged

(1)A reconciliation of ongoing earnings per diluted share, a non-GAAP financial measure, to reported net earnings per diluted share available to Whirlpool and other important information, appears below.
(2)A reconciliation of earnings before interest and taxes (EBIT) and ongoing EBIT, non-GAAP financial measures, to reported net earnings available to Whirlpool, and a reconciliation of EBIT margin and ongoing EBIT margin, non-GAAP financial measures, to net earnings margin and other important information, appears below.
(3)Segment EBIT represents our consolidated EBIT broken down by the Company's reportable segments and are metrics used by the chief operating decision maker in accordance with ASC 280. Consolidated EBIT also includes corporate "Other/Eliminations" of $(32) million and $(67) million for the first quarters of 2022 and 2021, respectively.
(4)Reconciliation of free cash flow, a non-GAAP financial measure, to cash provided by (used in) operating activities and other important information, appears below. Adjusted free cash flow of $132 million for the first quarter of 2021 has been restated to $109 million free cash flow measure to conform with current year presentation.
(5)Partial tender offer by Galanz for majority ownership of the Whirlpool China business was closed May 6, 2021.

Contact Whirlpool Corporation: Media: 269/923-7405, Media@Whirlpool.com, Financial: Korey Thomas, 269/923-2641, Investor_Relations@Whirlpool.com

ABOUT WHIRLPOOL CORPORATION
Whirlpool Corporation (NYSE: WHR) is committed to being the best global kitchen and laundry company, in constant pursuit of improving life at home. In an increasingly digital world, the company is driving purposeful innovation to meet the evolving needs of consumers through its iconic brand portfolio, including Whirlpool, KitchenAid, Maytag, Consul, Brastemp, Amana, Bauknecht, JennAir, Indesit and Yummly. In 2021, the company reported approximately $22 billion in annual sales, 69,000 employees and 54 manufacturing and technology research centers. Additional information about the company can be found at WhirlpoolCorp.com.

WEBSITE DISCLOSURE
We routinely post important information for investors on our website, WhirlpoolCorp.com, in the "Investors" section. We also intend to update the "Hot Topics Q&A" portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the "Investors" section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

WHIRLPOOL ADDITIONAL INFORMATION
This document contains forward-looking statements about Whirlpool Corporation and its consolidated subsidiaries ("Whirlpool") that speak only as of this date. Whirlpool disclaims any obligation to update these statements. Forward-looking statements in this document may include, but are not limited to, statements regarding future financial results, long-term value creation goals, portfolio transformation, restructuring and repurchase expectations, productivity, direct-to-consumer sales growth, raw material prices and the impact of COVID-19 and the Russia/Ukraine conflict on our operations. Such statements can be identified by the use of terminology such as "may," "could," "will," "should," "possible," "plan," "predict," "forecast," "potential," "anticipate," "estimate," "expect," "project," "intend," "believe," "may impact," "on track," and similar words or expressions. Many risks, contingencies and uncertainties could cause actual results to differ materially from Whirlpool's forward-looking statements. Among these factors are: (1) the ongoing Russian invasion of Ukraine and related conflict and sanctions; (2) COVID-19 pandemic-related business disruptions and economic uncertainty; (3) intense competition in the home appliance industry reflecting the impact of both new and established global competitors, including Asian and European manufacturers, and the impact of the changing retail environment, including direct-to-consumer sales; (4) Whirlpool's ability to maintain or increase sales to significant trade customers and the ability of these trade customers to maintain or increase market share; (5) Whirlpool's ability to maintain its reputation and brand image; (6) the ability of Whirlpool to achieve its business objectives and leverage its global operating platform, and accelerate the rate of innovation; (7) Whirlpool’s ability to understand consumer preferences and successfully develop new products; (8) Whirlpool's ability to obtain and protect intellectual property rights; (9) acquisition and investment-related risks, including risks associated with our past acquisitions; (10) Whirlpool's ability to navigate risks associated with our presence in emerging markets; (11) risks related to our international operations, including changes in foreign regulations; (12) Whirlpool's ability to respond to unanticipated social, political and/or economic events; (13) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; (14) product liability and product recall costs; (15) the ability of suppliers of critical parts, components and manufacturing equipment to deliver sufficient quantities to Whirlpool in a timely and cost-effective manner; (16) our ability to attract, develop and retain executives and other qualified employees; (17) the impact of labor relations; (18) fluctuations in the cost of key materials (including steel, resins, copper and aluminum) and components and the ability of Whirlpool to offset cost increases; (19) Whirlpool's ability to manage foreign currency fluctuations; (20) impacts from goodwill impairment and related charges; (21) triggering events or circumstances impacting the carrying value of our long-lived assets; (22) inventory and other asset risk; (23) health care cost trends, regulatory changes and variations between results and estimates that could increase future funding obligations for pension and postretirement benefit plans; (24) litigation, tax, and legal compliance risk and costs, especially if materially different from the amount we expect to incur or have accrued for, and any disruptions caused by the same; (25) the effects and costs of governmental investigations or related actions by third parties; (26) changes in the legal and regulatory environment including environmental, health and safety regulations, and taxes and tariffs; (27) Whirlpool's ability to respond to the impact of climate change and climate change regulation; and (28) the uncertain global economy and changes in economic conditions which affect demand for our products. Additional information concerning these and other factors can be found in Whirlpool's filings with the Securities and Exchange Commission, including the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Price increases and/or actions referred to throughout the document reflect previously announced cost-based price increases.

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)
FOR THE PERIODS ENDED MARCH 31
(Millions of dollars, except per share data)

	Three Months Ended
	2022	2021
Net sales	$4,920	$5,358
Expenses
Cost of products sold	4,069	4,210
Gross margin	851	1,148
Selling, general and administrative	376	493
Intangible amortization	9	17
Restructuring costs	5	20
Operating profit	461	618
Other (income) expense
Interest and sundry (income) expense	(7)	(26)
Interest expense	41	45
Earnings before income taxes	427	599
Income tax expense (benefit)	106	159
Equity method investment income (loss), net of tax	(5)	—
Net earnings	316	440
Less: Net earnings (loss) available to noncontrolling interests	3	7
Net earnings available to Whirlpool	$313	$433
Per share of common stock
Basic net earnings available to Whirlpool	$5.37	$6.87
Diluted net earnings available to Whirlpool	$5.33	$6.81
Dividends declared	$1.75	$1.25
Weighted-average shares outstanding (in millions)
Basic	58.3	63.0
Diluted	58.7	63.6

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Millions of dollars, except share data)

	March 31, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$2,114	$3,044
Accounts receivable, net of allowance of $100 and $98, respectively	2,860	3,100
Inventories	3,136	2,717
Prepaid and other current assets	858	834
Total current assets	8,968	9,695
Property, net of accumulated depreciation of $6,696 and $6,619, respectively	2,764	2,805
Right of use assets	947	946
Goodwill	2,476	2,485
Other intangibles, net of accumulated amortization of $524 and $522, respectively	1,962	1,981
Deferred income taxes	1,897	1,920
Other noncurrent assets	473	453
Total assets	$19,487	$20,285
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$5,262	$5,413
Accrued expenses	685	609
Accrued advertising and promotions	582	854
Employee compensation	343	576
Notes payable	10	10
Current maturities of long-term debt	548	298
Other current liabilities	855	750
Total current liabilities	8,285	8,510
Noncurrent liabilities
Long-term debt	4,631	4,929
Pension benefits	364	378
Postretirement benefits	141	142
Lease liabilities	798	794
Other noncurrent liabilities	523	519
Total noncurrent liabilities	6,457	6,762
Stockholders' equity
Common stock, $1 par value, 250 million shares authorized, 114 million and 114 million shares issued, respectively, and 57 million and 59 million shares outstanding, respectively	114	114
Additional paid-in capital	3,028	3,025
Retained earnings	10,380	10,170
Accumulated other comprehensive loss	(2,299)	(2,357)
Treasury stock, 57 million and 55 million shares, respectively	(6,648)	(6,106)
Total Whirlpool stockholders' equity	4,575	4,846
Noncontrolling interests	170	167
Total stockholders' equity	4,745	5,013
Total liabilities and stockholders' equity	$19,487	$20,285

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE PERIODS ENDED MARCH 31
(Millions of dollars)

	Three Months Ended
	2022	2021

Operating activities
Net earnings	$316	$440
Adjustments to reconcile net earnings to cash provided by (used in) operating activities:
Depreciation and amortization	112	141
Changes in assets and liabilities:
Accounts receivable	248	(58)
Inventories	(384)	(332)
Accounts payable	(217)	185
Accrued advertising and promotions	(272)	(192)
Accrued expenses and current liabilities	186	172
Taxes deferred and payable, net	79	110
Accrued pension and postretirement benefits	(28)	(28)
Employee compensation	(234)	(181)
Other	(134)	(75)
Cash provided by (used in) operating activities	(328)	182
Investing activities
Capital expenditures	(87)	(73)
Proceeds from sale of assets and businesses	75	13
Cash provided by (used in) investing activities	(12)	(60)
Financing activities
Dividends paid	(103)	(79)
Repurchase of common stock	(533)	(150)
Common stock issued	2	31
Other	3	(36)
Cash provided by (used in) financing activities	(631)	(234)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	41	(58)
Increase (decrease) in cash, cash equivalents and restricted cash	(930)	(170)
Cash, cash equivalents and restricted cash at beginning of year	3,044	2,934
Cash, cash equivalents and restricted cash at end of period	$2,114	$2,764

SUPPLEMENTAL INFORMATION - CONSOLIDATED FINANCIAL STATEMENTS RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Millions of dollars except per share data)
(Unaudited)
We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, some of which we refer to as "ongoing" measures, including earnings before interest and taxes (EBIT), EBIT margin, ongoing EBIT, ongoing EBIT margin, ongoing earnings per diluted share, adjusted effective tax rate, sales excluding currency and free cash flow. Ongoing measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations and provide a better baseline for analyzing trends in our underlying businesses. Sales excluding foreign currency is calculated by translating the current period net sales, in functional currency, to U.S. dollars using the prior-year period’s exchange rate compared to the prior-year period net sales. Management believes that sales excluding foreign currency provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations. Management believes that adjusted tax rate provides investors with a meaningful, consistent comparison of the Company's effective tax rate, excluding the pre-tax income and tax effect of certain unique items. Management believes that free cash flow and adjusted free cash flow provides investors and stockholders with a relevant measure of liquidity and a useful basis for assessing the company's ability to fund its activities and obligations. The Company provides free cash flow related metrics, such as adjusted free cash flow as a percentage of net sales, as long-term management goals, not an element of its annual financial guidance, and as such does not provide a reconciliation of adjusted free cash flow to cash provided by (used in) operating activities, the most directly comparable GAAP measure, for these long-term goal metrics. Whirlpool does not provide a non-GAAP reconciliation for its forward-looking long-term value creation goals, such as organic net sales, EBIT, free cash flow conversion, ROIC and gross debt/EBITDA, as these long-term management goals are not annual guidance, and the reconciliation of these long-term measures would rely on market factors and certain other conditions and assumptions that are outside of the company’s control. We believe that these non-GAAP measures provide meaningful information to assist investors and stockholders in understanding our financial results and assessing our prospects for future performance, and reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP financial measures, provide a more complete understanding of our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These ongoing financial measures should not be considered in isolation or as a substitute for reported net earnings available to Whirlpool per diluted share, net earnings, net earnings available to Whirlpool, net earnings margin, net sales, effective tax rate and cash provided by (used in) operating activities, the most directly comparable GAAP financial measures. We also disclose segment EBIT an important financial metric used by the Company's Chief Operating Decision Maker to evaluate performance and allocate resources in accordance with ASC 280 - Segment Reporting. GAAP net earnings available to Whirlpool per diluted share and ongoing earnings per diluted share are presented net of tax, while individual adjustments in each reconciliation are presented on a pre-tax basis; the income tax impact line item aggregates the tax impact for these adjustments. The tax impact of individual line item adjustments may not foot precisely to the aggregate income tax impact amount, as each line item adjustment may include non-taxable components. Historical quarterly earnings per share amounts are presented based on a normalized tax rate adjustment to reconcile quarterly tax rates to full-year tax rate expectations. We strongly encourage investors and stockholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

FIRST-QUARTER 2022 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the three months ended March 31, 2022. Net earnings margin is calculated by dividing net earnings available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our first-quarter GAAP tax rate was 24.8%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our first-quarter adjusted tax rate (non-GAAP) of 25.0%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	March 31, 2022
Net earnings (loss) available to Whirlpool	$313
Net earnings (loss) available to noncontrolling interests	3
Income tax expense (benefit)	106
Interest expense	41
Earnings before interest & taxes	$463
Net sales	$4,920
Net earnings margin	6.4%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$463	$5.33
Normalized tax rate adjustment(b)			(0.02)
Ongoing measure		$463	$5.31
Net sales		$4,920
Ongoing EBIT margin		9.4%

Note: Numbers may not reconcile due to rounding

FIRST-QUARTER 2021 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE
The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the three months ended March 31, 2021. Net earnings margin is calculated by dividing net earnings available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our first-quarter GAAP tax rate was 26.5%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our first-quarter adjusted tax rate (non-GAAP) of 25.0%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	March 31, 2021
Net earnings (loss) available to Whirlpool	$433
Net earnings (loss) available to noncontrolling interests	7
Income tax expense (benefit)	159
Interest expense	45
Earnings (loss) before interest & taxes	$644
Net sales	$5,358
Net earnings margin	8.1%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$644	$6.81
Restructuring expense(a)	Restructuring expense	20	0.31
Income tax impact		—	(0.08)
Normalized tax rate adjustment(b)		—	0.16
Ongoing measure		$664	$7.20
Net sales		$5,358
Ongoing EBIT margin		12.4%

Note: Numbers may not reconcile due to rounding

ORGANIC NET SALES
The reconciliation provided below reconciles the non-GAAP financial measure organic net sales to GAAP reported net sales, for three months ended March 31, 2020 and 2022 for the company.

	Three Months Ended
	2020	2022	Change
Net Sales	$4,325	$4,920	13.8%
Less: Whirlpool China Divestiture	(64)	—
Add-Back: Currency	—	79
Organic Net Sales	$4,261	$4,999	17.3%

Note: Numbers may not reconcile due to rounding

FOOTNOTES

a.RESTRUCTURING EXPENSE - In 2022, and moving forward, we will only exclude restructuring actions greater than $50 million from our ongoing results. In 2021, these costs were primarily related to actions that right-size and reduce the fixed cost structure of our EMEA business and other centralized functions.

b.NORMALIZED TAX RATE ADJUSTMENT - During the first quarter of 2022, the Company calculated ongoing earnings per share using an adjusted tax rate of 25.0% to reconcile to our anticipated full-year effective tax rate between 24.0% and 26.0%. During the first quarter of 2021, the Company calculated ongoing earnings per share using an adjusted tax rate of 25.0%, to reconcile to our anticipated full-year 2021 effective tax rate between 24% and 26%.

FREE CASH FLOW

Free cash flow is cash provided by (used in) operating activities after capital expenditures. The reconciliation provided below reconciles three months ended March 31, 2022 and 2021 and 2022 full-year free cash flow with cash provided by (used in) operating activities, the most directly comparable GAAP financial measure. Free cash flow as a percentage of net sales is calculated by dividing free cash flow by net sales.

	Three Months Ended
	March 31,
(millions of dollars)	2022	2021		2022 Outlook
Cash provided by (used in) operating activities	$(328)	$182		$1,950
Capital expenditures	(87)	(73)		(700)
Free cash flow	$(415)	$109	$109	$1,250

Cash provided by (used in) investing activities*	(12)	(60)
Cash provided by (used in) financing activities*	(631)	(234)

Throughout 2021 and comparable periods, the Company defined adjusted free cash flow as cash provided by (used in) operating activities less capital expenditures and including proceeds from the sale of assets/businesses, and changes in restricted cash. Starting in 2022, the Company presents free cash flow which is cash provided by (used in) operating activities less capital expenditures. Adjusted free cash flow of $132 million for the first quarter of 2021 has been restated to $109 million free cash flow measure to conform with current year presentation.

Adjusted Free Cash Flow (FCF) Reconciliation: in millions	Three Months Ended March 31,
2021
Cash provided by (used in) operating activities	$182
Capital expenditures	(73)
Proceeds from sale of assets and business	13
Change in restricted cash	10
Adjusted free cash flow	$132

Cash provided by (used in) investing activities	$(60)
Cash provided by (used in) financing activities	(234)

*Financial guidance on a GAAP basis for cash provided by (used in) financing activities and cash provided by (used in) investing activities has not been provided because in order to prepare any such estimate or projection, the Company would need to rely on market factors and certain other conditions and assumptions that are outside of its control.

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